UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

HealthEquity, Inc.
(Exact name of registrant as specified in charter)

Delaware	Commission File No. 001-36568	52-2383166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

(Address of principal executive offices) (Zip Code)

(801) 727-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2021, HealthEquity, Inc., a Delaware corporation (“HealthEquity”), entered into an Asset and Unit Purchase Agreement (the “Purchase Agreement”) with Viking Acquisition Corp., a Delaware corporation and wholly owned subsidiary of HealthEquity (“Viking”), MII Life Insurance, Incorporated d/b/a Further, a Minnesota corporation (“MII Life”), and Aware Integrated, Inc., a Minnesota nonprofit corporation (“Aware” and, together with MII Life, “Sellers”).

The Purchase Agreement provides that Viking will, at the closing of the transactions contemplated thereby (the “Closing”), pay an aggregate purchase price of $500 million (the “Purchase Price”) as consideration for its acquisition of, among other things, MII Life’s and Aware’s (through its wholly owned subsidiary SamCo Services, LLC (“SamCo”)) business of establishing, administering and providing custodian and other related services to HSAs and other Accounts (each as defined in the Purchase Agreement) (the “Spending Account Business”).

The Purchase Agreement provides that, upon the terms and conditions set forth therein, Viking will acquire (the “Acquisition”) the Spending Account Business through (a) the purchase from MII Life of certain assets and the assumption of certain liabilities related to the operation of the Spending Account Business, and (b) the acquisition from Aware of 100% of the issued and outstanding units of SamCo. Pursuant to Section 4.10 of the Purchase Agreement, HealthEquity will guarantee, among other things, the performance of Viking’s obligations and the payment of the Purchase Price. The guarantee provided by HealthEquity terminates upon the Closing.

The Purchase Agreement provides that, unless otherwise agreed to by HealthEquity, Viking and Sellers, the Closing will occur on the later of September 7, 2021 and the second Business Day (as defined in the Purchase Agreement) following the date on which the last of the conditions to the Closing (discussed below) is fulfilled or waived.

Consummation of the Acquisition is subject to satisfaction of certain conditions at the Closing, including, without limitation (i) the nonexistence of any governmental order prohibiting the consummation of the Acquisition, (ii) the delivery of certain required consents, (iii) Viking receiving customary lien release documentation in respect of the Spending Account Business, (iv) there being no Material Adverse Effect (as defined in the Purchase Agreement) between the signing of the Purchase Agreement and the Closing and (v) the execution and delivery of certain customary closing certificates, instruments, documents and other items by the parties to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type, including representations and warranties by (a) each Seller regarding, among other things, (i) its corporate organization, (ii) its authority to enter into the Purchase Agreement and perform its obligations thereunder, (iii) the absence of certain legal proceedings, (iv) compliance with law and (v) title, and (b) each of HealthEquity and Viking regarding, among other things, its (i) corporate organization and (ii) authority to enter into the Purchase Agreement and perform their respective obligations thereunder.

The Purchase Agreement provides that, except in the case of fraud, no Seller will have liability after the Closing with respect to any of such Sellers’ representations or warranties to be performed prior to the Closing. Sellers shall be jointly and severally liable for, among other things, any loss incurred by Viking and its affiliates arising from (a) Sellers’ failure to perform any of their covenants under the Purchase Agreement and certain other transaction documents, (b) Excluded Assets and Excluded Liabilities (each as defined in the Purchase Agreement) and (c) certain pre-Closing Taxes (as defined in the Purchase Agreement) of SamCo. Viking will obtain a customary buyer’s representation and warranty insurance policy.

Pursuant to the Purchase Agreement, at the Closing, Viking and Stella Resources Co., Inc., a Delaware corporation and affiliate of MII Life (“Stella”), will enter into a customary transition services agreement pursuant to which Stella will provide to Viking certain mutually agreed upon transition, migration and separation services. Such agreed-upon services will generally be provided for periods ranging from one month to 24 months following the Closing. In addition, Stella will provide Viking with such other services requested to be received by Viking and that were previously provided by Stella to the Spending Account Business in the 12 months prior to the Closing. Such other services will generally be provided for a period of 6 months following the Closing (or 12 months in the case of certain recurring services provided on an annual basis).

The Purchase Agreement contains certain customary termination rights prior to the Closing for both Viking and Sellers. In addition, the Purchase Agreement provides that each of Viking, on the one hand, and Sellers, on the other hand, may terminate the Purchase Agreement if the Closing has not occurred before September 15, 2021.

In consideration of the Purchase Price, each Seller has agreed to (a) a customary non-competition provision preventing such Seller from participating in certain competitive activities, and (b) a customary non-solicitation provision preventing such Seller from soliciting, among others, clients, accounts or vendors obtained by Viking in connection with the Acquisition, in each case, for a period of seven years following the Closing.

The Purchase Agreement has been included as an exhibit to this Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about HealthEquity, Viking, MII Life, Aware, SamCo or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in HealthEquity’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits attached hereto and incorporated herein by reference contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction between HealthEquity, Viking and Sellers and the timing of such proposed transaction. All statements other than statements of historical fact that address activities, events or developments that HealthEquity expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements reflect current expectations regarding future events, results or outcomes, and are typically identified by words such as “will”, “shall” or similar expressions that convey the prospective nature of events or outcomes. Factors that could cause actual results to differ include, but are not limited to: the conditions to the completion of the proposed transaction, including the receipt of all required regulatory approvals; the ability of HealthEquity to successfully integrate the Spending Account Business into HealthEquity’s current business; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; and that the retention of certain key employees of the Spending Account Business may be difficult. Although HealthEquity believes the expectations reflected in the forward-looking statements are reasonable, HealthEquity gives no assurance these expectations will prove to be correct. Actual events, results and outcomes may differ materially from expectations due to a variety of known and unknown risks, uncertainties and other factors, including those described above. For a detailed discussion of other risk factors, please refer to the risks detailed in HealthEquity’s filings with the Securities and Exchange Commission, including, without limitation, HealthEquity's most recent Annual Report on Form 10-K and subsequent periodic and current reports. HealthEquity undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing views as of any date subsequent to the date of this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

2.1	Asset and Unit Purchase Agreement, dated as of April 8, 2021, by and among Viking Acquisition Corp., HealthEquity, Inc., MII Life Insurance, Incorporated d/b/a Further and Aware Integrated, Inc.*
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HealthEquity hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2021	HealthEquity, Inc.

	By:	/s/ Tyson Murdock
	Name:	Tyson Murdock
	Title:	Executive Vice President and Chief Financial Officer